                                                                    EXHIBIT 99.1



-----------------------------(BACK YARD BURGERS LOGO)---------------------------


Contact:     Michael G. Webb
             Chief Financial Officer
             (901) 367-0888 Ext. 1226


             BACK YARD BURGERS ANNOUNCES THIRD QUARTER 2003 RESULTS

MEMPHIS, TENNESSEE (OCTOBER 21, 2003) -- Back Yard Burgers, Inc. (Nasdaq SmallCap:BYBI) today announced results for the third quarter and nine months ended September 27, 2003.

- Total revenues for the 13-week period ended September 27, 2003, were $9,815,000, a record third quarter for the company and an increase of 11.8% over total revenues for the 13 weeks ended September 28, 2002. The increase primarily is the result of improvements in same-store sales over the year-earlier period as well as a net increase of two company-operated restaurants since September 28, 2002. Royalty fees also rose over the year-earlier period due to a net increase of 15 franchised restaurants since September 28, 2002. Other revenues for the 13-week period ended September 27, 2003, also increased over the year-earlier period due to higher volume rebates from vendors, sales of proprietary spices to franchisees, and other miscellaneous revenues.

- Net income for the 13-week period ended September 27, 2003, was $202,000, or $0.04 per diluted share, decreasing from $386,000, or $0.08 per diluted share, in the 13-week period ended September 28, 2002. During the second quarter of 2003, the company began testing a late-night program during which operations at company-operated restaurants were extended by three business hours. Management believes the implementation of a late-night operations program had a positive impact on sales in the third quarter of 2003 and should continue to do so in future periods. However, due primarily to the additional investment in labor at the stores, the implementation of the program had a negative impact on profitability in the third quarter, and management expects this trend will continue over the short term. The implementation of such a program takes time to communicate to the general public and to generate incremental sales adequate to offset the incremental costs. The company is currently communicating its new hours of operations at its stores with point-of-purchase material and in radio and television advertisements. In addition to the extension of hours of operation at company-operated restaurants, net income for the quarter was negatively affected by an approximately 18% increase in the cost of beef over the prior year. In light of what appears to be a sustained period of increased beef costs, the company implemented menu price increases of approximately 2% effective October 12, 2003.

- For the third quarter of 2003, same-store sales for company-operated restaurants increased 5.0% from the comparable period in 2002 while same-store sales for franchised restaurants declined 3.8% for the same period. Year-to-date same-store sales for 2003 increased 0.1% from the comparable period in 2002 for company-operated restaurants and decreased 5.6% for franchised restaurants.

- Total revenues for the 39-week period ended September 27, 2003, totaled $28,577,000 compared with $26,151,000 in the prior-year period, and net income for the 39-week period ended September 27, 2003, was $887,000, or $0.18 per diluted share, compared with $1,150,000, or $0.23 per diluted share, in the prior-year period.

- Unit activity for the quarter included one company-operated store opening and two franchised store openings. One company-operated store and one franchised store were closed during the quarter.


                                     -MORE-



           1657 North Shelby Oaks Drive, Suite 105 | Memphis, TN 38134
                     Phone 901 367 0888 | Fax 901 367 0999
                  www.backyardburgers.com | Nasdaq Symbol BYBI

BYBI Reports Third Quarter Results
Page 2
October 21, 2003



As of September 27, 2003, the company's restaurant system comprised 129 units, including 42 company-operated stores and 87 franchised stores (of which eight are co-branded restaurants under the agreement with Yum! Brands, Inc.). Expansion plans for the remainder of 2003 include the opening of seven franchised stores.

Back Yard Burgers operates and franchises quick-service restaurants in the Memphis, Little Rock and Nashville markets as well as other markets across 17 states. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.


                             BACK YARD BURGERS, INC.
                         UNAUDITED FINANCIAL HIGHLIGHTS

                                          THIRTEEN WEEKS ENDED       THIRTY-NINE WEEKS ENDED
                                        ------------------------    --------------------------
                                         SEPT. 27,     SEPT. 28,      SEPT. 27,     SEPT. 28,
                                           2003          2002           2003           2002
                                        ----------    ----------    -----------    -----------
Restaurant sales                        $8,739,000    $7,823,000    $25,186,000    $23,413,000
Total revenues                           9,815,000     8,776,000     28,577,000     26,151,000
Income before income taxes                 311,000       603,000      1,365,000      1,816,000
Income taxes                               109,000       217,000        478,000        666,000

Net income                              $  202,000    $  386,000    $   887,000    $ 1,150,000

Income per share:
    Basic                               $     0.04    $     0.08    $      0.19    $      0.24
    Diluted                             $     0.04    $     0.08    $      0.18    $      0.23

Weighted average shares outstanding:
    Basic                                4,736,000     4,717,000      4,729,000      4,707,000
    Diluted                              5,056,000     5,088,000      5,032,000      5,081,000


This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the number of company-operated and franchised restaurants and co-branded outlets the company anticipates opening during fiscal year 2003 and the financial impact of the extension of hours of operations at company-operated restaurants. There are certain important factors that could cause actual results to differ materially from those anticipated by the statements made herein. Among the factors that could cause actual results to differ from predicted or expected results are: delays in opening new stores or outlets because of weather, local permitting or other reasons; increased competition and competitive discounting; cost increases or shortages in raw food products, including the cost of beef; the possibility of unforeseen events affecting the industry generally; and other factors identified under the caption "Forward Looking Statements" contained in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. The forward-looking statements reflect management's current expectations and actual results may differ materially. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.



                                     -MORE-

BYBI Announces Third Quarter Results
Page 3
October 21, 2003



                             BACK YARD BURGERS, INC
                 Unaudited Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                               THIRTEEN WEEKS ENDED    THIRTY-NINE WEEKS ENDED
                                               --------------------    -----------------------
                                               09/27/03    09/28/02     09/27/03     09/28/02
                                               --------    --------     --------     --------
Revenues:
     Restaurant sales                           $ 8,739     $ 7,823     $ 25,186     $ 23,413
     Franchise and area development fees             20          81          185          125
     Royalty fees                                   664         541        1,914        1,623
     Advertising fees                               162         142          474          407
     Other                                          230         189          818          583
                                                -------     -------     --------     --------
       Total revenues                             9,815       8,776       28,577       26,151
                                                -------     -------     --------     --------

Expenses:
     Cost of restaurant sales                     2,912       2,390        8,269        7,269
     Restaurant operating expenses                4,300       3,730       12,131       10,946
     General and administrative                   1,096       1,047        3,379        3,153
     Advertising                                    604         499        1,680        1,484
     Depreciation and amortization                  448         363        1,333        1,033
                                                -------     -------     --------     --------
       Total expenses                             9,360       8,029       26,792       23,885
                                                -------     -------     --------     --------

     Operating income                               455         747        1,785        2,266

Interest income                                       1           4            5           12
Interest expense                                   (124)       (133)        (376)        (382)
Other, net                                          (21)        (15)         (49)         (80)
                                                -------     -------     --------     --------
     Income before income taxes                     311         603        1,365        1,816
Income tax provision                                109         217          478          666
                                                -------     -------     --------     --------

Net income                                      $   202     $   386     $    887     $  1,150
                                                =======     =======     ========     ========

Income per share:
     Basic                                      $  0.04     $  0.08     $   0.19     $   0.24
                                                =======     =======     ========     ========
     Diluted                                    $  0.04     $  0.08     $   0.18     $   0.23
                                                =======     =======     ========     ========

Weighted average number of common shares and
     common equivalent shares outstanding:
         Basic                                    4,736       4,717        4,729        4,707
                                                =======     =======     ========     ========
         Diluted                                  5,056       5,088        5,032        5,081
                                                =======     =======     ========     ========


                                     -END-